              As filed with the Securities and Exchange Commission
                              on November 12, 1997
                                                     Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                  Staples, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

           Delaware                                              04-2896127
-------------------------------                              -------------------
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)

            One Research Drive, Westborough, Massachusetts 01581-5114
            ---------------------------------------------------------
               (Address of principal executive offices) (Zip Code)

             1997 UNITED KINGDOM SAVINGS RELATED SHARE OPTION SCHEME
             -------------------------------------------------------
                            (Full title of the plan)

                          Peter M. Schwarzenbach, Esq.
                       Vice President and General Counsel
                                  Staples, Inc.
                               One Research Drive
                      Westborough, Massachusetts 01581-5114
                     ---------------------------------------
                     (Name and address of agent for service)

                                 (508) 370-8500
          -------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------
Title of Securities to be   Amount to be         Proposed               Proposed Maximum          Amount of Registration
Registered                  Registered           Maximum                Aggregate Offering        Fee (1)
                                                 Offering Price         Price (1)
                                                 Per Share (1)
------------------------------------------------------------------------------------------------------------------------
Common Stock,               500,000 shares       $26.375                $13,187,500               $3,996.22
$.0006 par value
------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee, and based on the average of the high and low prices of the Common Stock as reported by the Nasdaq National Market on November 7, 1997, in accordance with Rules 457(c) and (h) of the Securities Act of 1933, as amended.



                               Page 1 of 12 pages.
                         Exhibit Index begins on page 9.

PART I.  INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The information required by Part I is included in documents sent or given to participants in the 1997 United Kingdom Savings Related Share Option Scheme pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").

PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         Item 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

         Staples, Inc., a Delaware corporation (the "Company" or the "Registrant"), is subject to the informational and reporting requirements of Sections 13(a), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The following documents, which are on file with the Commission, are incorporated in this Registration Statement by reference:

                  (1) The Registrant's latest annual report filed pursuant to Sections 13(a) or 15(d) of the Exchange Act or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

                  (2) All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (1) above.

                  (3) The description of the Common Stock, $.0006 par value per share of the Registrant ("Common Stock"), contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents.

         Item 4. DESCRIPTION OF SECURITIES.

         Not applicable.

         Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

         Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the General Corporation Law of the State of Delaware provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful, provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances. The Company's Restated Certificate of Incorporation, as amended, provides that the Company shall indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law.

         The Company's Restated Certificate of Incorporation also provides that no director shall be liable to the Company or its stockholders for monetary damages for breach of his fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction in which the director derived an improper personal benefit.

         The Amended and Restated By-Laws of the Company contain provisions to the effect that each director, officer and employee of the Company shall be indemnified by the Company against liabilities and expenses in connection with any legal proceedings to which he may be made a party or with which he may become involved or threatened by reason of having been an officer, director or employee of the Company or of any other organization at the request of the Company. The provisions include indemnification with respect to matters covered by a settlement. Any such indemnification shall be made only if the Board of Directors determines by a majority vote of a quorum consisting of disinterested directors (or, if such quorum is not obtainable, or if the Board of Directors directs, by independent legal counsel) or by stockholders, that indemnification is proper in the circumstances because the person seeking indemnification has met applicable standards of conduct. It must be determined that the director, officer or employee acted in good faith with the reasonable belief that his action was in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful.

         The Company has a directors and officers liability policy that insures the Company's officers and directors against certain liabilities.

         Item 7.           EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

         Item 8.           EXHIBITS.

         The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

         Item 9.           UNDERTAKINGS.

         1.       The Registrant hereby undertakes:

                  (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include, if required, any prospectus required by Section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         PROVIDED, HOWEVER that paragraphs (i) and (ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         2. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

         3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Westborough, Commonwealth of Massachusetts, on November 12, 1997.

                                    STAPLES, INC.


                                    By: /s/ Thomas G. Stemberg
                                        ----------------------------------------
                                        Thomas G. Stemberg
                                        President and Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned officers and directors of Staples, Inc. hereby severally constitute Thomas G. Stemberg, John J. Mahoney, Peter M. Schwarzenbach and Patrick J. Rondeau, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement filed herewith and any and all amendments to said Registration Statement, and generally to do all such things in our names and in our capacities as officers and directors to enable Staples, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

   Signatures                               Capacity                               Date
   ----------                               --------                               ----


/s/ Thomas G. Stemberg              President, Chief Executive                  November 12, 1997
--------------------------          Officer and Director
Thomas G. Stemberg                  (Principal Executive Officer)


/s/ John J. Mahoney                 Executive Vice President,                   November 12, 1997
--------------------------          Chief Administrative Officer
John J. Mahoney                     and Chief Financial Officer
                                    (Principal Financial Officer)

/s/ Robert K. Mayerson              Senior Vice President                       November 12, 1997
--------------------------          and Corporate Controller
Robert K. Mayerson                  (Principal Accounting Officer)


/s/ Basil L. Anderson               Director                                    November 12, 1997
--------------------------
Basil L. Anderson


/s/ Mary Elizabeth Burton           Director                                    November 12, 1997
--------------------------
Mary Elizabeth Burton


/s/ W. Lawrence Heisey              Director                                    November 12, 1997
--------------------------
W. Lawrence Heisey


/s/ James L. Moody, Jr.             Director                                    November 12, 1997
--------------------------
James L. Moody, Jr.


/s/ Rowland T. Moriarty             Director                                    November 12, 1997
--------------------------
Rowland T. Moriarty


/s/ Robert C. Nakasone              Director                                    November 12, 1997
--------------------------
Robert C. Nakasone

/s/ W. Mitt Romney                  Director                                    November 12, 1997
---------------------------
W. Mitt Romney


/s/ Martin Trust                    Director                                    November 12, 1997
---------------------------
Martin Trust


/s/ Paul F. Walsh                   Director                                    November 12, 1997
---------------------------
Paul F. Walsh

                                  EXHIBIT INDEX


Exhibit
Number                               Exhibit                               Page
------                               -------                               ----


 5.1              Opinion of Hale and Dorr LLP

23.1              Consent of Hale and Dorr LLP (included in
                  Exhibit 5.1)

23.2              Consent of Ernst & Young LLP

24.1 Power of Attorney (included in the signature pages of this Registration Statement)